UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant     ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CALLWAVE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each Class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

CALLWAVE, INC.

136 West Canon Perdido, Suite C

Santa Barbara, CA 93101

October 31, 2006

Dear Stockholder,

We cordially invite you to attend our 2006 annual meeting of stockholders to be held at 11:00 a.m., Pacific Standard Time, on Friday, December 15, 2006 at CallWave’s headquarters located at 136 W. Canon Perdido Street, Santa Barbara, California 93101. The attached notice of annual meeting and proxy statement describe the business that we will conduct at the meeting and provide information about CallWave, Inc., that you should consider when you vote your shares.

When you have finished reading the proxy statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed prepaid envelope. If you hold your shares through a broker, then you also may be able to vote your shares on the Internet or by telephone. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your cooperation.

Sincerely,

/s/ David F. Hofstatter
DAVID F. HOFSTATTER
President and Chief Executive Officer

CALLWAVE, INC.

136 W. Canon Perdido Street, Suite C

Santa Barbara, CA 93101

October 31, 2006

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

TIME: 11:00 a.m., Pacific Standard Time

DATE: December 15, 2006

PLACE: CallWave Headquarters, 136 W. Canon Perdido, Santa Barbara, California 93101

PURPOSES:

1. To elect two (2) Class II directors to serve until our 2009 Annual Meeting of Stockholders.

2. To ratify the Audit Committee’s selection of Mayer Hoffman McCann P.C. as our independent auditors for the fiscal year ending June 30, 2007.

3. To amend the Certificate of Incorporation to eliminate provisions requiring the classification of the board of directors and the removal of directors only for cause and to change the terms of existing directors accordingly.

4. To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournments thereof.

WHO MAY VOTE:

You are entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournments thereof if you were the record owner of CallWave, Inc. common stock at the close of business on October 20, 2006. A list of stockholders of record will be available for inspection at the meeting and, during the 10 days prior to the meeting, at the above address.

By Order of the Board of Directors

/s/ David S. Trandal
DAVID S. TRANDAL
Secretary

CALLWAVE, INC.

136 W. Canon Perdido Street, Suite A

Santa Barbara, CA 93101

PROXY STATEMENT FOR THE CALLWAVE, INC.

2006 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send this Proxy Statement to Me?

We sent this proxy statement and the enclosed proxy card to you because our board of directors is soliciting your proxy to vote at the 2006 annual meeting of stockholders and any adjournments of the meeting. This proxy statement summarizes the information you need to know in order to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card. If you hold your shares through a broker, then you also may be able to vote your shares either via the Internet or by telephone.

On or about November 3, 2006, we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to notice of, and to vote at, the annual meeting. Only stockholders who owned our common stock at the close of business on October 20, 2006, are entitled to vote at the annual meeting. On this record date, there were 20,813,858 shares of our common stock outstanding. Our common stock is our only Class of voting stock. We are also sending along with this proxy statement our fiscal year 2006 Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended June 30, 2006.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

You may vote in person at the meeting or by signing and mailing your proxy card. If you hold your shares through a broker, you also may be able to vote your shares on the Internet or by telephone. If applicable, detailed instructions for Internet and telephone voting are attached to your proxy.

How Do I Vote by Proxy?

Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote at the annual meeting.

If you properly fill in your proxy card and send it to us in time, then your “proxyholder” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxyholder will vote your shares as recommended by our board of directors.

How Does our Board of Directors Recommend That I Vote on the Proposals?

Our board of directors recommends that you vote as follows:

•	“FOR” the election of the nominees for Class II directors;

•	“FOR” ratification of the selection of Mayer Hoffman McCann P.C. as our independent auditors for our fiscal year ending June 30, 2007; and

•	“FOR” amendment of the Certificate of Incorporation.

If any other matter is presented for a vote of the stockholders at the annual meeting, then your proxyholder will vote your shares in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that are expected to be acted upon at the annual meeting, other than those discussed in this proxy statement.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the following ways:

•	You may send in another proxy with a later date;

•	If applicable, you may vote either via the Internet or by telephone at a later date;

•	You may notify our Secretary in writing before the annual meeting that you have revoked your proxy; or

•	You may vote in person at the annual meeting.

How Do I Vote in Person?

If you plan to attend the annual meeting and vote in person, then we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, then you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on October 20, 2006, the record date for voting.

What Vote is Required to Approve Each Proposal?

Proposal 1: Elect Directors	The two nominees for director who receive the most votes (also known as the “plurality” of votes) will be elected.

Proposal 2: Ratify Selection of Auditors	The affirmative vote of a majority of the outstanding shares present in person or represented by proxy and entitled to vote at the annual meeting is required to ratify the selection of our independent auditors.

Proposal 3: Amend Certificate of Incorporation	The affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the amendment of our Certificate of Incorporation

What is the Effect of Broker Non-Votes, Withholdings and Abstentions?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted toward the vote total for each proposal, and will have the same effect as “Against” votes. So-called “broker non-votes” will not be counted toward the vote total for any proposal. These rules are further explained in the following paragraphs:

•	Withholdings: Withholding authority to vote for a nominee for director will have no effect on the outcome of the vote.

•	Abstentions: Because abstentions are treated as shares present or represented and entitled to vote at the annual meeting, an abstention with respect to Proposal 2 or Proposal 3 has the same effect as a vote against the Proposal.

•

Broker Non-Votes: If your broker holds your shares in its name, then your broker will be entitled to vote your shares on Proposal 1 even if it does not receive instructions from you. If your broker cannot vote your shares on a particular matter because it does not have instructions from you or discretionary voting authority on that matter, then this is referred to as a “broker non-vote.” Shares subject to a broker non-vote are considered to be present and represented for purposes of establishing a quorum, but are not considered as “entitled to vote” on any matter for which the broker has not received instructions. Therefore, they will not be counted for purposes of determining the vote required on Proposals 2 and 3 if your broker does not have authority to vote on those matters.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We allow only our Inspector of Election to examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Solicitation of proxies will be made principally through the mail, but our officers and employees may also solicit proxies in person or by telephone, fax or email. We will pay these employees and officers no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to the beneficial owners of the common stock and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the meeting. On the record date, there were 20,813,858 shares outstanding and entitled to vote. Thus, 10,406,930 shares must be represented by stockholders present at the annual meeting in person or by proxy in order for there to be a quorum for the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The annual meeting will be held at 11:00 a.m., Pacific Standard Time, on December 15, 2006 at CallWave’s headquarters, located at 136 W. Canon Perdido, Santa Barbara, California 93101. You need not attend the annual meeting in order to vote.

Voting

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. Most stockholders have three options for submitting their vote: (1) via the Internet (please see your proxy card for instructions) or (2) by phone (please see your proxy card for instructions), or (3) by mail, using the enclosed paper proxy card. When you vote via the Internet or by phone, your vote is recorded immediately. We encourage our stockholders to vote using these methods whenever possible. If you attend the annual meeting, then you also may submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the annual meeting.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the quarter ending December 31, 2006.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by July 6, 2007, to our Secretary at 136 West Canon Perdido, Suite C, Santa Barbara, California 93101. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, then generally you must do so no later than the close of business on August 5, 2007, and no earlier than the close of business on July 6, 2007. If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify us before August 5, 2007, then our management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission (“SEC”) adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, Mellon Investor Services, by calling their toll free number, 1-800-853-4960.

If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another of our stockholders and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•	If your shares are registered in your own name, please contact our transfer agent, Mellon Investor Services, and inform them of your request by calling them at 1-800-853-4960 or writing them at 400 South Hope Street, 4th Floor, Los Angeles, California 90071.

•	If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of October 20, 2006 for (a) the executive officers named in the “Summary Compensation Table” of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of October 20, 2006 pursuant to the exercise of options to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based upon 20,813,858 shares of our common stock outstanding on October 20, 2006. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o CallWave, Inc., 136 W. Canon Perdido Street, Suite C, Santa Barbara, California 93101.

	Shares Issuable Pursuant to Options/Warrants Exercisable Within 60 Days of October 20, 2006	Shares of Common Stock Beneficially Owned
Name and address of Beneficial Owner		Number	Percent
Stockholders owning approximately 5% or more
Insight Venture Associates IV, LLC (1)	0	3,029,996	14.6%
New Millennium Partners, and affiliated entities (2)	0	1,215,091	5.8%
Wheatley Partners, and affiliated entities (3)	0	1,327,264	6.4%
Directors and Executive Officers
Peter V. Sperling (4)	37,218	3,882,849	18.7%
Jerry Murdock (1) (5)	37,218	3,067,214	14.7%
David F. Hofstatter	230,000	1,850,682	8.9%
David S. Trandal	12,750	701,947	3.4%
C. Stephen Cordial	33,333	33,333	0.2%
Mark Stubbs	0	0	0.0%
Colin Kelley	120,456	130,906	0.6%
David A. Giannini	128,250	128,250	0.6%
Jeffrey O. Henley	73,218	73,218	0.4%
Joshua Fraser	52,833	52,833	0.3%
Raj Raithatha	0	0	0.0%
Osmo Hautanen	0	0	0.0%
Executive officers and directors as a group (12 persons)	725,276	9,921,232	47.7%

*	Represents beneficial ownership of less than one percent of our common stock.
(1)

Stock ownership is based on Schedule 13G Amendment No. 1 filed with the SEC on February 10, 2006. This report indicates that (i) 2,395,490 shares are held by Insight Venture Partners IV, LP; (ii) 320,256 shares are held by Insight Venture Partners (Cayman Investors ) IV, LP; (iii) 295,217 shares are held by Insight Venture Partners IV Fund B, LP; and (iv) 19,033 shares are held by Insight Venture Partners IV (Fund B), LP (together with Insight Venture Partners IV Fund, LP, Insight Venture Partners (Co-Investors) IV, LP, and Insight Venture Partners IV (Fund B), LP, or the Insight Funds). Insight Ventures Associates IV, LLC is located at 680 Fifth Avenue, New York, New York 10019. Mr. Murdock, a director of our company, may be deemed to beneficially own the shares held by the Insight Funds because he is the designated managing member of Insight Associates, the general partner of the Insight Funds and, therefore, has voting and dispositive power over such shares. The foregoing is not an admission by Insight Associates or Mr. Murdock that such persons are the beneficial owners of the shares held by the Insight Funds. Mr. Murdock disclaims beneficial ownership of the shares and options held by the Insight Funds, except to the extent of his pecuniary interest therein.

(2)	Stock ownership is based on Schedule 13G filed with the SEC on February 14, 2005. This report indicates that (i) 375,000 shares are held by New Millennium Partners–CallWave, LP; (ii) 584,422 shares held by New Millennium Partners II, LP; and (iii) 255,669 shares held by New Millennium Partners II (Non-Q), LP. New Millennium Partners is located at 222 Columbus Avenue, Suite 412, San Francisco, California 94133.
(3)	Stock ownership is based on Schedule 13G Amendment No. 1 filed with the SEC on February 6, 2006. This report indicates that: (i) 169,999 shares held by Barry Rubenstein; (ii) 401,971 shares held by Wheatley Partners III, LP; (iii) 134,579 shares held by Woodland Venture Fund; (iv) 114,783 shares held by Wheatley Partners, LP; (v) 121,668 shares held by Woodland Partners; (vi) 109,579 shares held by Seneca Ventures; (vii) 87,966 shares held by Wheatley Associates III, LP; (viii) 85,971 shares held by Wheatley Foreign Partners III, LP; (ix) 59,912 shares held by Wheatley Partners II, LP; (x) 31,112 shares held by Brookwood Partners; and (xi) 9,724 shares held by Wheatley Foreign Partners, LP. Mr. Rubenstein disclaims beneficial ownership of the shares and warrants held by the affiliated entities listed above, except to the extent of his pecuniary interest therein.
(4)	Includes: (i) 3,037,003 shares; (ii) 808,628 shares held by the John G. Sperling, 1994 Irrevocable Trust; and (iii) 37,218 shares issuable upon the exercise of options that are exercisable within 60 days of October 20, 2006.
(5)	Includes 37,218 shares of common stock subject to outstanding options which are exercisable within 60 days of October 20, 2006.

MANAGEMENT

The Board of Directors

Our Bylaws provide that our business is to be managed under the direction of our board of directors. Our board of directors is divided into three Classes for purposes of election. One Class is elected at each annual meeting of stockholders to serve for a three-year term. Our board of directors currently consists of seven (7) members, classified into three Classes as follows: (1) Mr. Henley and Mr. Raithatha are the Class I directors with a term ending at the 2008 annual meeting of stockholders; (2) Mr. Trandal and Mr. Hautanen are the Class II directors with a term ending at the 2006 annual meeting of stockholders; and (3) Mr. Sperling, Mr. Hofstatter and Mr. Murdock are the Class III directors with a term ending at the 2007 annual meeting of stockholders.

On October 20, 2006, our board of directors accepted the recommendation of our Corporate Governance and Nominating Committee and voted to nominate Mr. Trandal and Mr. Hautanen for reelection as Class II directors at the annual meeting of stockholders for a term of three years to serve until our 2009 annual meeting of stockholders, and until their respective successors have been elected and qualified.

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages as of October 31, 2006, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

Name	Age	Position with the Company
Peter V. Sperling (2) (3)	46	Chairman and Director
David F. Hofstatter	46	President, Chief Executive Officer, and Director
David S. Trandal	48	Vice President of Operations, Secretary, and Director
Jerry Murdock (2) (3)	48	Director
Raj Raithatha (1) (3)	44	Director
Osmo A. Hautanen (1) (2)	52	Director
Jeffrey O. Henley (1)	61	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee
(3)	Member of the Corporate Governance and Nominating Committee.

Peter V. Sperling is a co-founder and has been our chairman since December 1999. Since 1998, Mr. Sperling has served as senior vice president of Apollo Group, Inc., the parent company of the University of Phoenix. Mr. Sperling also serves on the board of directors of Apollo Group, Inc. Mr. Sperling is also the chairman and a founder of Communication Services, Inc., a communications tower developer. Mr. Sperling received a bachelor of arts degree in economics from the University of California, Santa Barbara, and a masters of business administration degree from the University of Phoenix.

David F. Hofstatter is a co-founder and has served as a director since our inception. Mr. Hofstatter served as our acting chief executive officer from November 2002 through November 2003 and was named chief executive officer in November 2003. He has served as our president from March 2000 to November 2003 and previously served as our executive vice president from January 1999 to March 2000. Mr. Hofstatter received a bachelor of arts degree in economics from the University of California, Santa Barbara.

David S. Trandal is a co-founder and has served as our vice president of operations, secretary and a director since our inception. Mr. Trandal has also served as president of Liberty Telecom, LLC, our wholly-owned subsidiary, since March 1999. Mr. Trandal received a bachelor of science degree in engineering from the University of Arizona and a masters of science degree in engineering from Stanford University.

Jerry Murdock has served as a director since February 2004. Since January 1996, Mr. Murdock has been a managing director of Insight Venture Partners and affiliates. Mr. Murdock is a member of the board of directors of Quest Software, an enterprise software company. Mr. Murdock received a bachelor of arts degree in political science from San Diego State University.

Raj Raithatha was elected as a director on October 2, 2006. Mr. Raithatha previously served as Chief Executive Officer of Versatel International NV, a provider of fixed and mobile telephony products. Prior to being named Chief Executive Officer of Vesatel, Mr. Raithatha served as the company’s Chief Financial Officer. Prior to joining Versatel, Mr. Raithatha served as the European Chief Financial Officer for ACC Corporation, a provider of long distance switched and private line telecommunications services. Mr. Raithatha holds a degree in economics and mathematics from the University of Cardiff, Wales, and is a Qualified Chartered Accountant.

Osmo A. Hautanen was elected as a director on October 2, 2006. Mr. Hautanen currently serves as the Chief Executive Officer of Magnolia Broadband, Inc., a fables semiconductor-design company for the cellular communications industry. Prior to joining Magnolia, Mr. Hautanen served as the Chief Executive Officer of Fenix, LLC, and Formus Communications. Mr. Hautanen holds a Bachelor of Science in Control Engineering from the Technical College of Varkaus (Finland), as well as an MBA in international business from Georgia State University.

Jeffrey O. Henley has served as a director since June 2004. Since January 2004, Mr. Henley has served as chairman of Oracle Corporation, a software company. From May 1991 to July 2004, Mr. Henley served as the chief financial officer and executive vice president of Oracle Corporation. Mr. Henley received a bachelor of arts degree in economics from the University of California, Santa Barbara, and a masters of business administration in finance from the University of California, Los Angeles.

Our board of directors has reviewed the qualifications of each of its members and determined that all members of the Audit Committee, as well as the following named directors, are “independent,” as such term is defined under the listing standards of Nasdaq:

Peter V. Sperling

Jerry Murdock

Raj Raithatha

Osmo A. Hautanen

Jeffrey O. Henley

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended June 30, 2006 there were six meetings of our board of directors, and the various committees of the board met a total of 11 times. No director attended fewer than 75% of the total number of meetings of the board and of committees of the board on which he served during fiscal 2006, with the exception of Mr. Murdock, who did not attend five of the Audit Committee meetings. We currently do not have a formal policy regarding director attendance at our annual meetings of stockholders. However, it is expected that a majority of the directors will be in attendance.

Audit Committee. Our Audit Committee currently has three members, Messrs. Raithatha (Chairman), Hautanen, and Henley. The board has determined that all members of our Audit Committee are “independent,” as such term is defined for purposes of Nasdaq’s listing standards. The purpose of our Audit Committee is to oversee our accounting, reporting and financial practices, our compliance with legal and regulatory requirements applicable to auditing and the performance of the independent auditors and our Chief Financial Officer. Specific responsibilities of our Audit Committee include:

•	appointing, compensating, and overseeing the work of any independent auditors engaged for the purpose of preparing or issuing an audit report;

•	pre-approving all audit and permissible non-audit services to be provided by the independent auditors;

•	considering the adequacy of our internal accounting controls and audit procedures;

•	pre-approving all audit and permissible non-audit services to be performed by the independent registered public accounting firm, as required by applicable laws;

•	overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing with management and our independent registered public accounting firm any earnings announcements and other public announcements regarding our results of operations; and

•	preparing the report that the SEC requires in our annual proxy statement.

The Audit Committee held nine meetings during fiscal 2006.

Compensation Committee. Our Compensation Committee currently has three members, Messrs. Sperling (Chairman), Hautanen and Murdock. The purpose of our Compensation Committee is to assist our board of directors in determining the compensation of our executive officers, directors and employees. Specific responsibilities of our Compensation Committee include:

•	reviewing and determining the compensation of our chief executive officer;

•	administering our stock incentive and other equity-based plans; and

•	reviewing and making recommendations to our board with respect to incentive compensation and equity plans.

Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement. The committee held two meetings during fiscal 2006.

Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee has three members, Messrs. Sperling (Chairman), Murdock and Raithatha. The purpose of our Corporate Governance and Nominating Committee is to assist our board of directors by identifying individuals qualified to become members of our board of directors and to develop our corporate governance principals. Specific responsibilities of our Corporate Governance and Nominating Committee include:

•	identifying, evaluating and recommending nominees to our board of directors and committees of our board of directors;

•	conducting searches for appropriate directors;

•	evaluating the performance of our board of directors and of individual directors.

In order to nominate a candidate to be considered for election as a director at the 2006 Annual Meeting of Stockholders using the procedures set forth in our Bylaws, a stockholder must follow the procedures described in “When are stockholder proposals due for next year’s annual meeting?” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the nominating and corporate governance committee, it should submit any pertinent information regarding the candidate to the Nominating Committee by mail at 136 W. Canon Perdido Street, Suite C, Santa Barbara, CA 93101. The committee did not hold any formal meeting during fiscal 2006. The committee did take action after the end of the fiscal year to make recommendations to the board for the nomination of Class II directors for election at the annual meeting of stockholders.

A copy of the Corporate Governance and Nominating Committee’s written charter is publicly available on the Company’s website at www.callwave.com.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers who serve on our board of directors or Compensation Committee.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Chief Financial Officer at 805-690-4035. Any stockholder who wishes to address questions regarding our business directly with our board of directors, any board committee or any individual director, should direct such questions or other communications in writing to the Chief Financial Officer, CallWave, Inc., 136 West Canon Perdido Street, Suite C, Santa Barbara, California 93101.

Compensation of Directors

During the fiscal year ended June 30, 2006, non-employee directors received an annual fee of $25,000, payable in equal quarterly installments, plus a fee of $1,000 for each meeting of the board of directors attended in person, or $500 for each board meeting they attend via teleconference. The chairman of the Audit Committee receives $5,000 in annual cash compensation, the chairman of the Compensation Committee and the chairman of the Corporate Governance and Nominating Committee each receives $3,000 annually. Each non-employee board member will also receive $500 for each committee meeting that member attends. We reimburse our non-employee directors for reasonable and actual travel and lodging expenses of attending in person meetings of the board and of committees. We also grant to each of our non-employee directors an annual nonqualified stock option, vesting over a two-year period, to purchase a number of shares representing one-tenth of one percent, or 0.1%, of our fully-diluted outstanding shares. For the fiscal year ended June 30, 2006, that number represented 23,227 shares of our common stock per director.

Executive Officers

The following table sets forth certain information regarding our executive officers who are not also directors. We do not have employment agreements with all executive officers.

Name	Age	Position with the Company
Mark Stubbs	35	Chief Financial Officer
C. Stephen Cordial	55	Senior Vice President for Business Strategy
Colin Kelley	42	Chief Technology Officer
David A. Giannini	41	Vice President of Engineering
Joshua Fraser	34	Vice President of Business Development

Mark Stubbs was appointed to serve as Chief Financial Officer of the Company effective June 5, 2006. Prior to Joining CallWave, Mr. Stubbs served as Vice President and Chief Financial Officer at Sound ID, a privately-held consumer technology company. Prior to joining Sound ID, Mr. Stubbs was with Somera Communications (Nasdaq: SMRA), a leading global provider of telecommunications services and equipment. At Somera, Mr. Stubbs held numerous senior management positions including Director of Global Finance, Vice President and Managing Director of the EMEA (Europe, Middle East & Africa) region and Vice President of Supply Chain Management. Mr. Stubbs has also held financial positions at Kinko’s, a leading global provider of document solutions. Mr. Stubbs is also a certified public accountant and received both his Bachelor’s Degree in Finance and Master’s Degree in Business Administration from California Polytechnic State University, San Luis Obispo.

C. Stephen Cordial initially served as our interim Chief Financial Officer from May 31, 2005 to August 15, 2005 when he was named chief financial officer. Mr. Cordial was appointed to the position of Senior Vice

President for Business Strategy on June 5, 2006. Before joining CallWave, Mr. Cordial served as vice president and chief financial officer for Somera Communications, Inc., a leading global provider of telecommunications network asset management solutions. His career includes more than 20 years of operating and financial management experience in the telecommunications and semiconductor industries. He was chief financial officer of Xylan Corporation, later acquired by Alcatel, and PMC-Sierra, Inc., and earlier held management positions at Texas Instruments Incorporated. Mr. Cordial earned his bachelor degree from Stanford University and his masters in business administration from Santa Clara University.

Colin D. Kelley has served as our chief technology officer since December 2000. From March 2000 to November 2000, Mr. Kelley also served as our engineering director. Prior to joining us, Mr. Kelley served as staff scientist for Unisys/Pulsepoint, a communications technology company, from January 1996 to March 2000. Mr. Kelley received a bachelor of science degree in electrical engineering and computer science from Villanova University.

David A. Giannini has served as our vice president of engineering since December 2000. From April 2000 to December 2000, Mr. Giannini also held the position of engineering director. From June 1986 to April 2000, Mr. Giannini served as technical manager for Digital Sound Company, a digital signal processing technology company. Mr. Giannini received a bachelor of science degree and a masters of science degree, both in computer science, from the University of California, Santa Barbara.

Joshua Fraser is Vice President, Business Development at CallWave and is responsible for bringing innovative “on demand” personal communication solutions to service providers. Prior to joining CallWave in April, 2004, Mr. Fraser was with Student Advantage, Inc., a marketing and transaction services provider to higher education and operator of the nation’s largest student membership program. Mr. Fraser held a number of senior management positions at Student Advantage including VP, Business Development and General Manager. Prior to Student Advantage, Mr. Fraser held Business Development and Financial Planning roles at ESPN.com. Mr. Fraser started his career with Coopers & Lybrand’s Financial Advisory Services as an Analyst. Mr. Fraser graduated from Villanova University with a degree in Finance.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary information concerning the total compensation awarded to or earned during the fiscal years ended June 30, 2006 and 2005 by our chief executive officer and by each of our four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000. We refer to these persons elsewhere in this proxy statement as our “named executive officers.”

	Year	Annual Compensation			Long-Term Compensation Awards	All Other Compensation
Name and Principal Position		Salary	Bonus	Other Annual Compensation	Securities Underlying Options (1)
David F. Hofstatter	2006	$298,313	$—	$—	360,000	$—
President and Chief	2005	258,333	27,000	—	60,000	—
Executive Officer; Director

C. Stephen Cordial (2)	2006	275,000	—	—	100,000	—
Senior Vice President for	2005	22,917	—	—	—	—
Business Strategy

Mark Stubbs (3)	2006	15,365	—	—	—	—
Chief Financial Officer	2005	—	—	—	—	—

David A. Giannini	2006	191,996	13,480	—	100,000	—
Vice President of Engineering	2005	190,000	50,250	—	—	—

Colin Kelley	2006	186,925	13,094	—	100,000	—
Chief Technology Officer	2005	182,500	17,250	—	—	—

Joshua Fraser	2006	163,750	54,341	—	110,000	—
Vice President of Business Development	2005	135,000	57,883	—	12,000	—

(1)	All options are exercisable for shares of common stock.
(2)	Mr. Cordial commenced employment with us as interim Chief Financial Officer on May 31, 2005 and was named Chief Financial Officer on August 15, 2005, at an annual base salary of $275,000. Mr. Cordial was appointed to the position of Senior Vice President for Business Strategy on June 5, 2006.
(3)	Mr. Stubbs commenced employment with us as Chief Financial Officer on June 5, 2006, at an annual base salary of $200,000.

Option Grants in Our Last Fiscal Year

The following table sets forth information concerning stock options granted during fiscal 2006 to each of our named executive officers.

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(s)(3)
	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees in 2006	Exercise Price ($/Share)	Expiration Date
					5%	10%
David F. Hofstatter (2)	250,000	22.43%	$4.33	4/7/2016	$680,778	$1,725,226
David F. Hofstatter	110,000	9.87%	4.33	4/7/2016	299,543	759,100
C. Stephen Cordial	100,000	8.97%	4.56	8/12/2010	125,984	278,393
Colin Kelley	50,000	4.49%	4.56	8/12/2010	62,992	139,196
Colin Kelley	50,000	4.49%	3.80	10/12/2010	52,494	115,997
David A. Giannini	50,000	4.49%	4.56	8/12/2010	62,992	139,196
David A. Giannini	50,000	4.49%	3.80	10/12/2010	52,494	115,997
Joshua Fraser	10,000	0.90%	4.56	8/12/2010	12,598	27,839
Joshua Fraser	100,000	8.97%	4.60	12/19/2010	127,090	280,835
Mark Stubbs	—	—	—	—	—	—

(1)	The options granted to the above named executive officers are incentive stock options to the extent allowed by law. Unless otherwise stated, one-eighth of the shares vest on the six-month anniversary of the date of grant, and thereafter 1/48th of the shares vest at the end of each month.
(2)	One fourth of this grant was vested immediately. The remaining shares vest monthly over the three year period thereafter.
(3)	In accordance with the rules of the SEC, we show in these columns the potential realizable value over the term of the option (the period from the grant date to the expiration date). We calculate this assuming that the fair market value of our common stock on the date of grant appreciates at the indicated annual rates, 5% and 10% compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts are based on assumed rates of appreciation and do not represent an estimate of our future stock price. Actual value realized, if any, on stock option exercises will depend on the future performance of our common stock, the option holder’s continued employment with us through the option exercise period and the date on which the option is exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table shows the aggregate value of options held by each named executive officer as of June 30, 2006 and options exercised by such officers during our last fiscal year. The value of the unexercised in-the-money options at fiscal year end is based on a value of $3.65 per share, the closing price of our stock on the Nasdaq Stock Market on June 30, 2006 (the last trading day of the fiscal year), less the per share exercise price.

	Shares Acquired on Exercise	Realized Value(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of the Unexercised In-the-Money Options at Fiscal Year-End
Name			Exercisable(2)	Unexercisable(3)	Exercisable	Unexercisable
David F. Hofstatter	—	$—	170,000	370,000	$63,000	$45,000
C. Stephen Cordial	—	—	22,917	77,083	—	—
Colin Kelley	—	—	106,383	89,667	163,783	12,075
David A. Giannini	—	—	112,083	95,917	132,438	19,263
Joshua Fraser	—	—	34,667	117,333	19,406	15,094
Mark Stubbs	—	—	—	—	—	—

(1)	Fair market value of underlying securities at exercise minus the exercise price.
(2)	Each of the exercisable options listed above that were outstanding as of the date of our initial public offering may be exercised at any time, whether vested or unvested. Upon the exercise of an unvested option or the unvested portion of an option, the holder will receive shares of restricted stock with a vesting schedule the same as the vesting schedule previously applicable to the option.
(3)	Each of the outstanding unexercisable options listed will become exercisable in accordance with the vesting schedule of such options.

Equity Compensation Plan

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of June 30, 2006.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	2,547,498	$3.85	1,426,270
Equity compensation plans not approved by security holders	—	—	—

Total	2,547,498	$3.85	1,426,270

Our 2004 Stock Incentive Plan includes an “evergreen” provision under which, as of each July 1st, there are set aside under that Plan a number of additional shares equal to the smallest of (i) five percent (5.0%) of the number of shares of stock issued and outstanding on the immediately preceding June 30, (ii) one million two hundred thousand (1,200,000) shares, or (iii) such lesser number of shares as is determined by the board. As of June 30, 2005, there were 20,799,783 shares of Common Stock issued and outstanding. The board has approved setting aside under that Plan a number of additional shares equal to five percent (5.0%) of the number of shares of stock outstanding as of June 30, 2006, or an additional 1,039,989 shares.

Employment Agreements and Change in Control Provisions

We have entered into written employment agreements with Mr. Hofstatter, Mr. Kelley, Mr. Giannini, Mr. Cordial, Mr. Trandal, and Mr. Fraser. Each of the employment agreements has the following principal terms:

On April 7, 2006, we entered into an employment agreement with Mr. Hofstatter, our President and Chief Executive Officer, which provides for an annual base salary of $300,000, a discretionary bonus of up to 60% of Mr. Hofstatter’s salary, options to purchase 360,000 shares of common stock, and eligibility to receive common stock options for at least 50,000 additional shares per year. The agreement is terminable at will by either party at any time, but provides for severance payments equal to 12 months salary and health insurance premiums in the event of termination of the employee by us without cause, or by the employee because we fail to meet our obligations under the employment agreement, reduce his compensation or certain key benefits, materially reduce his duties and authority, or require him to relocate more than 25 miles away from Santa Barbara, California. The agreement also provides for severance payments equal to 24 months salary and health insurance premiums upon voluntary termination due to a change in control of the company.

On June 1, 2006, we entered into an employment agreement with Mr. Kelley, our Chief Technology Officer. The agreement provides for an annual base salary of $208,100 and a performance-based cash bonus of 30% of Mr. Kelley’s salary. The agreement is terminable at will by either party at any time, but provides for severance payments equal to 6 months salary and health insurance premiums and 6 months of accelerated vesting in all stock options held by Mr. Kelley in the event of termination of the employee by us without cause, or because we fail to meet our obligations under the employment agreement, materially reduce his compensation or certain key benefits, or require him to relocate more than 25 miles away from Santa Barbara, California. The agreement also provides for severance payments equal to 12 months salary and health insurance premiums and immediate vesting of all stock options held by Mr. Kelley upon voluntary termination due to a change in control of the company.

On June 1, 2006, we entered into an employment agreement with Mr. Trandal, our Vice President of Operations. The agreement provides for an annual base salary of $190,033 and a performance-based cash bonus of 30% of Mr. Trandal’s salary. The agreement is terminable at will by either party at any time, but provides for severance payments equal to 6 months salary and health insurance premiums and 6 months of accelerated vesting in all stock options held by Mr. Trandal in the event of termination of the employee by us without cause, or because we fail to meet our obligations under the employment agreement, materially reduce his compensation or certain key benefits, or require him to relocate more than 25 miles away from Santa Barbara, California. The agreement also provides for severance payments equal to 12 months salary and health insurance premiums and immediate vesting of all stock options held by Mr. Trandal upon voluntary termination due to a change in control of the company.

On June 1, 2006, we entered into an employment agreement with Mr. Giannini, our Chief Engineering Officer. The agreement provides for an annual base salary of $208,100 and a performance-based cash bonus of 30% of Mr. Giannini’s salary. The agreement is terminable at will by either party at any time, but provides for severance payments equal to 6 months salary and health insurance premiums and 6 months of accelerated vesting in all stock options held by Mr. Giannini in the event of termination of the employee by us without cause, or because we fail to meet our obligations under the employment agreement, materially reduce his compensation or certain key benefits, or require him to relocate more than 25 miles away from Santa Barbara, California. The agreement also provides for severance payments equal to 12 months salary and health insurance premiums and immediate vesting of all stock options held by Mr. Giannini upon voluntary termination due to a change in control of the company.

On December 13, 2005, we entered into an employment agreement with Mr. Fraser, our Vice President of Business Development. The agreement provides for an annual base salary of $180,000 and a performance-based cash bonus of 225% of Mr. Fraser’s salary. The agreement is terminable at will by either party at any time, but provides for severance payments equal to 6 months salary, health insurance benefits paid for up to 12 months and 24 months of accelerated vesting in all stock options held by Mr. Fraser in the event of termination of the employee by us without cause, or because we fail to meet our obligations under the employment agreement, materially reduce his compensation or certain key benefits, or require him to relocate more than 25 miles away from Santa Barbara, California. The agreement also provides for severance payments equal to 12 months salary and health insurance premiums and immediate vesting of all stock options held by Mr. Giannini upon voluntary termination due to a change in control of the company.

On June 5, 2006, we entered into an employment agreement with Mr. Cordial, under which we employed Mr. Cordial as our Senior Vice President for Business Strategy at an annual base salary of $275,000. The agreement is terminable at will by either party at any time, but provides for severance payments equal to the salary that would have been earned by Mr. Cordial under the agreement during the six month term of the agreement had Mr. Cordial remained employed by the Company.

REPORT OF COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

The Compensation Committee of the board of directors has furnished the following report:

Overview

This report relates to compensation decisions made by the Compensation Committee (the “Committee”). The material in this report is not “soliciting material” and this report shall not be deemed incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent it specifically incorporates this information by reference in such filing.

The Committee, which consists of Peter V. Sperling, Osmo Hautanen, and Jerry Murdock, is responsible for establishing and administering our executive compensation policies. This report addresses the compensation policies for the fiscal year ended June 30, 2006 as they affected Mr. Hofstatter, in his capacity as President and Chief Executive Officer, as well as other senior executives.

General Compensation Policy

The objectives of our executive compensation program are to:

•	provide a competitive compensation package that will attract and retain superior talent and reward performance;

•	support the achievement of desired Company performance; and

•	align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of common stock, thereby encouraging the achievement of superior results over an extended period.

Executive Officer Compensation Program

Our executive officer compensation program is comprised of: (i) base salary, which is set on an annual basis; (ii) annual discretionary incentive bonuses, which are based on the achievement of objectives and Company performance; and (iii) long-term discretionary incentive compensation in the form of periodic equity incentive grants, with the objective of aligning the executive officers’ long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period.

The Committee performs annual reviews of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared with companies who compete with us to attract and retain employees.

Base Salary

The Committee reviews base salary levels for executive officers on an annual basis. Base salaries are set competitively relative to companies in the telecommunications software industry and other comparable companies. In determining salaries the Committee also takes into consideration individual experience and performance. The Committee seeks to compare the salaries paid by companies similar in size and industry to us. Within this comparison group, we seek to make comparisons to executives at a comparable level of experience, who have a comparable level of responsibility and expected level of contribution to our performance. In setting base salaries, the Committee also takes into account the level of competition among similar companies to attract talented personnel.

Annual Incentive Bonuses

At the beginning of each year, the board of directors approves a set of corporate objectives that the board believes are important to both the short-term and long-term success of the Company. Specific corporate objectives typically include revenue targets, net income targets, and corporate development milestones. The Committee establishes annual bonus targets for the Chief Executive Officer. At the beginning of each year, the Committee evaluates the Company’s performance against the stated corporate objectives for the previous year. At this time, the Committee determines the amount of Chief Executive Officer’s bonus based on the established bonus targets and a subjective assessment by the Committee of his progress toward achieving the established goals. Bonuses are generally paid semiannually for services rendered during the prior six-month period.

Long-term Incentive Compensation

Long-term incentive compensation, in the form of stock options, allows the executive officers to share in any appreciation in the value of our common stock. The Committee believes that equity participation aligns executive officers’ interests with those of the stockholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level calculated to be competitive within the telecommunications software industry, as well as a broader group of companies of comparable size. In determining the amount of each grant, the Committee takes into account the number of shares held by the executive prior to the grant as well as the Company’s performance and the performance of the individual executive against the established goals.

Stock options are typically granted once each year for our senior executives. The Committee reviews management’s recommendations for option grants to senior executives, excluding the Chief Executive Officer, and makes its own independent determination of the option grants with respect to all executive officers based on the criteria described above. The annual stock option awards vest over a period of four years from the date of the grant and expire not more than ten (10) years after the date of grant. The per share exercise price for the annual grants is set at the per share closing trading price of the Company’s common stock on the day of the date of the grant.

Chief Executive Officer Compensation

Consistent with the Company’s compensation policy set forth above, the Committee set Mr. Hofstatter’s base salary for 2006 at $300,000. In determining whether to pay a bonus to Mr. Hofstatter for the fiscal year ended June 30, 2006, the Committee evaluated, among other factors, both Mr. Hofstatter’s individual performance and the Company’s performance in relation to revenue and net income goals. On the basis of all relevant factors, the Committee elected to pay a bonus to Mr. Hofstatter for the fiscal year ended June 30, 2006 of $90,000. This bonus was paid subsequent to year end.

The Committee believes that the levels of compensation for Mr. Hofstatter are consistent with the range of salary and bonus levels received by his counterparts in companies in the telecommunications software industry and other comparable companies.

Tax Considerations

The Committee’s compensation strategy is to be cost and tax effective. Therefore, the Committee’s policy is to preserve corporate tax deductions, while maintaining the flexibility to approve compensation arrangements that it deems to be in the best interests of the Company and its stockholders, but that may not always qualify for full tax deductibility.

The Compensation Committee of the Board of Directors of CallWave, Inc.

Peter V. Sperling, Chair

Osmo Hautanen

Jerry Murdock

OTHER INFORMATION

Performance Graph

The following graph compares the annual percentage change in our cumulative total stockholder return on our common stock during a period commencing on September 30, 2004, the date our shares began trading, and ending on June 30, 2006 (as measured by dividing (A) the difference between our share price at the end and the beginning of the measurement period by (B) our share price at the beginning of the measurement period) with the cumulative total return of the Nasdaq Stock Market and the Nasdaq Telecommunications Index during such period. We have not paid any dividends on our common stock, and we do not include dividends in the representation of our performance. The stock price performance on the graph below does not necessarily indicate future price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN*

AMONG CALLWAVE, INC., THE NASDAQ COMPOSITE INDEX

AND THE NASDAQ TELECOMMUNICATIONS INDEX

*	$100 invested on 9/30/04 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act during the fiscal year ended June 30, 2006, were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee reviews and approves in advance all related-party transactions. There were no related party transactions during the fiscal year ended June 30, 2006.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the board of directors has furnished the following report:

The Audit Committee assists the board of directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in a charter adopted by the board of directors, which is publicly available on the Company’s website at www.callwave.com. This committee reviews and reassesses our charter annually and recommends any changes to the board of directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of our independent auditors. In fulfilling its responsibilities for the financial statements for fiscal year 2006, the Audit Committee periodically:

•	reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2006 with management and Ernst & Young LLP, our Independent Registered Public Accounting Firm;

•	discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the scope and results of the audit, including with respect to (i) their responsibilities under generally accepted auditing standards; (ii) significant accounting policies; (iii) management judgments and estimates; (iv) any significant accounting adjustments; (v) any disagreements with management; and (vi) any difficulties encountered in performing the audit; and

•	received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee further discussed with Ernst & Young LLP that firm’s independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Each of the directors who serves on the Audit Committee is “independent,” within the meaning of the rules of Nasdaq and meets the financial literacy and expertise requirements of Nasdaq and regulations promulgated by the Securities and Exchange Commission (“SEC”). The Audit Committee has adopted a written charter. During fiscal 2006, the Audit Committee met nine times.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2006 for filing with the SEC. The Audit Committee also recommended to the Board the dismissal of Ernst & Young LLP as the Company’s independent auditors and the selection of Mayer Hoffman McCann P.C. as the Company’s independent auditors for the fiscal year ending June 30, 2006, and the Board has concurred in those recommendations. The Company engaged Mayer Hoffman McCann P.C., as its auditors on October 10, 2006.

Members of the Audit Committee of the Board of Directors of CallWave, Inc.

Raj Raithatha, Chair Jeffrey O. Henley Osmo Hautanen

ELECTION OF DIRECTORS

(Proposal No. 1)

On October 20, 2006 the board of directors nominated David S. Trandal and Osmo A. Hautanen for election as directors at our 2006 Annual Meeting of Stockholders. The board of directors currently consists of seven members, classified into three (3) Classes as follows: Jeffrey O. Henley and Raj Raithatha are the Class I directors with a term that expires at the annual meeting of stockholders in 2008 (the “Class I directors”); David S. Trandal and Osmo Hautanen are the Class II directors with a term that expires at the annual meeting of stockholders in 2006 (the “Class II directors”); and Peter V. Sperling, David F. Hofstatter and Jerry Murdock are the Class III directors with a term that expires at the annual meeting of stockholders in 2007 (the “Class III directors”). At each annual meeting of stockholders, directors are elected for a full term of three (3) years to succeed those directors whose terms are expiring.

The board of directors has nominated Mr. Trandal and Mr. Hautanen for election as directors at the annual meeting for a term of three (3) years to serve until the 2009 annual meeting of stockholders and until their respective successors are elected and qualified.

Nominees for Election

David S. Trandal Director since 1998 Age 48	Mr. Trandal is a co-founder and has served as our vice president of operations, secretary and a director since our inception. Mr. Trandal has also served as president of Liberty Telecom, LLC, our wholly-owned subsidiary, since March 1999. Mr. Trandal received a bachelor of science degree in engineering from the University of Arizona and a masters of science degree in engineering from Stanford University.

Osmo Hautanen New Director Age 52	Mr. Hautanen is currently the Chief Executive Officer of Magnolia Broadband, Inc., a fabless semiconductor-design company for the cellular communications industry. Prior to joining Magnolia, Mr. Hautanen served as the CEO of Fenix LLC, the holding company for Union Pacific Corporation’s extensive portfolio of technology assets, as well as CEO of Formus Communications, an international wireless communications company. Mr. Hautanen also served as President of Americas for Philips Consumer Communications group, a joint venture between Philips Electronics and Lucent. Prior to joining Philips Mr. Hautanen was an 18-year veteran of Nokia, where he built a new division for Personal Communications Services in 1994, which lead Nokia’s dominance in the North American handset market. He also served in multi-discipline roles within Nokia and was a member of their Management Board. Mr. Hautanen holds a Bachelor of Science in Control Engineering from the Technical College of Varkaus (Finland), as well as an MBA in international business from Georgia State University.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Mr. Trandal and Mr. Hautanen. In the event that a nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the board of directors may recommend in his place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted affirmatively at the annual meeting is required to elect each nominee as a director.

The Board Of Directors Recommends The Election Of David S. Trandal and Osmo Hautanen As Directors, And Proxies Solicited By The Board Of Directors Will Be Voted In Favor Thereof Unless A Stockholder Has Indicated Otherwise On The Proxy.

INDEPENDENT PUBLIC ACCOUNTANTS

(Proposal No. 2)

The Audit Committee has appointed Mayer Hoffman McCann P.C., Independent Registered Public Accounting Firm, to audit our financial statements for the fiscal year ending June 30, 2007. The board of directors proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal years June 30, 2002 through 2006. We expect that representatives of Mayer Hoffman McCann PC will be present at the annual meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

On October 10, 2006, Mayer Hoffman McCann P.C., was engaged as our new principal independent accountants to audit our financial statements for the current fiscal year. The Audit Committee approved the engagement of Mayer Hoffman McCann P.C. after conducting a review of candidate accounting firms.

The reports of our former auditors, Ernst & Young, LLP (“Ernst & Young LLP”), on our financial statements for fiscal years ended June 30, 2005 and June 30, 2006 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During our fiscal year ended June 30, 2005, Ernst & Young LLP and Company management had a disagreement regarding whether to use “sell-through” or “sell-in” accounting treatment for the shipment of certain products. That matter was resolved to the satisfaction of Ernst & Young LLP. Except for the foregoing, during our fiscal years ended June 30, 2005 and June 30, 2006, we had no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved in satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject of that disagreement in its reports on our financial statements for those fiscal periods.

During our fiscal year ended June 30, 2005, Ernst & Young LLP advised us of “significant deficiencies” in internal controls by reason of there being limited documentation that our finance department had considered elements of new transactions that may affect the reporting of those transactions, and because we may be relying too significantly on our income tax preparer in calculating our tax provision. The Company subsequently implemented a new transaction approval process that included earlier finance department participation in new transactions, and engaged an additional consultant to assist with the calculation of our tax provision. Ernst & Young LLP advised us that with respect to our fiscal year ended June 30, 2006, we had a “significant deficiency” in internal controls that should be addressed by hiring additional staff with the capability to understand the accounting consequences of unusual terms and conditions that arise in employment arrangements. The Company believes that its new Controller, who commenced employment after the end of that fiscal year, provides that capability. Except for the foregoing, during the fiscal years ended June 30, 2005 and June 30, 2006, there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

We previously disclosed the dismissal of Ernst & Young LLP and the appointment of Mayer Hoffman McCann P.C., in a Form 8-K filed with the SEC on October 16, 2006. We provided to Ernst & Young LLP a copy of the disclosures made herein, which are the same disclosures that were included in that Form 8-K and requested Ernst & Young LLP furnish us a letter addressed to the SEC stating whether or not it agrees with the statements herein. Ernst & Young LLP previously provided us that letter, a copy of which was filed with the SEC as an exhibit to that Form 8-K.

During the two most recent fiscal years and the interim period preceding the engagement of Mayer Hoffman McCann P.C., the Company has not consulted with Mayer Hoffman McCann P.C., regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and Mayer Hoffman McCann P.C., did not provide a written report or oral advice to the Company which Mayer Hoffman McCann P.C., concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or “reportable event,” as those terms are used in Item 304(a)(1)(iv) and (v) of Regulation S-K and the related instructions to Item 304 of Regulation S-K.

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended June 30, 2006 and 2005 and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2006	2005
Audit fees:(1)	$445,070	$438,211
Audit related fees:(2)	—	12,265
Tax fees:(3)	19,260	17,655
All other fees:(4)	—	—

Total	$464,330	$468,131

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits and our public offering of common stock.
(2)	Audit related fees consisted principally of fees for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.
(3)	Tax fees consist principally of assistance with matters related to U.S. tax planning as well as tax compliance and reporting.
(4)	All other fees consisted principally of those associated with services not captured in the other categories.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, which apply to us as of the date of our initial public offering, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements and includes fees in the areas of tax compliance, tax planning and tax advice.

4. Other Fees are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Mayer Hoffman McCann P.C. as our independent auditors, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares present or represented and entitled to vote at the annual meeting is required to ratify the Audit Committee’s appointment of the independent public accountants.

The Board Of Directors Recommends A Vote To Ratify The Appointment Of Mayer Hoffman McCann P.C., An Independent Registered Public Accounting Firm, As Our Independent Auditors, And Proxies Solicited By The Board Of Directors Will Be Voted In Favor Of Such Ratification Unless A Stockholder Indicates Otherwise On The Proxy.

AMENDMENT OF CERTIFICATE OF INCORPORATION

(Proposal No. 3)

That the Certificate of Incorporation of the Corporation will be amended by amending and restating Article V to read in its entirety as set forth below, and that upon the filing of the Certificate of Amendment to effect such amendment, the directors of the Corporation shall cease to be divided into Classes and the term of office for which each director then in office shall be deemed to have been elected shall expire at the next annual meeting of the stockholders or when his or her respective successor shall have been duly elected and qualified. The following resolutions are proposed to accomplish the foregoing:

NOW, THEREFORE, BE IT RESOLVED: That the Corporation’s Certificate of Incorporation be amended by amending and restating Article V thereof to read in its entirety as follows:

ARTICLE V

The number of directors that constitutes the entire Board of Directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the DGCL.

Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next annual meeting of the stockholders and until his or her respective successor shall have been duly elected and qualified.

RESOLVED, FURTHER: That effective as of the date of the filing with the Secretary of State of Delaware of the Certificate of Amendment effecting the foregoing amendment to the Amended and Restated Certificate of Incorporation, the directors of the Corporation shall cease to be divided into Classes and the term of office for which each director then in office shall be deemed to have been elected shall expire at the next annual meeting of the stockholders or when his or her respective successor shall have been duly elected and qualified

Our existing Certificate of Incorporation provides for a classified board with the directors divided, as evenly as reasonably practicable, into three Classes. Under that structure, the directors in each Class are elected for three-year terms, with the term of each Class expiring in different, successive years. The effect of this classification is that in any one year, the stockholders are permitted to elect directors only to one Class. As a result, it would take up to three years for the stockholders to undertake the replacement of all directors. In addition, as is permitted with respect to a classified board, the Certificate of Incorporation provides that directors may be removed only for cause.

The board of directors believes that these provisions may unduly hamper the ability of stockholders to effect a change in the composition of the board. In addition, the trend among public companies is to eliminate classified boards of directors. It is proposed that the Certificate of Incorporation be amended to eliminate the classified board structure and to permit the removal of directors by stockholders either with or without cause. If approved by stockholders, the proposal would be effective upon the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment to the Certificate of Incorporation. The proposed resolutions include a provision that upon the filing of that Certificate of Amendment with the Secretary of State of Delaware, the directors of the Corporation shall cease to be divided into Classes and the term of office for which each director then in office shall be deemed to have been elected shall expire at the next annual meeting of the stockholders or when his or her respective successor shall have been duly elected and qualified. As a result, if the proposal is approved by stockholders, then the term of all existing directors, including the Class II directors elected at the 2006 annual meeting of stockholders, would expire at the annual meeting of stockholders held in 2007.

The affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the shares present or represented and entitled to vote at the annual meeting is required to approve the proposed amendment to our Certificate of Incorporation.

The Board Of Directors Recommends A Vote To Approve the Amendment to the Certificate of Incorporation, And Proxies Solicited By The Board Of Directors Will Be Voted In Favor Of Such Amendment Unless A Stockholder Indicates Otherwise On The Proxy.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our directors, officers and employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics will be made available to stockholders without charge, upon request, in writing to the Chief Financial Officer at 136 W. Canon Perdido, Suite C, Santa Barbara, California 93101. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within five business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the SEC and the Nasdaq Stock Market.

OTHER MATTERS

The board of directors knows of no other business which will be presented at the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2006 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.callwave.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Chief Financial Officer, 136 W. Canon Perdido Street, Suite C, Santa Barbara, California 93101.

By Order of the Board of Directors

/s/ David S. Trandal
DAVID S. TRANDAL
Secretary

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF

CALLWAVE, INC.

TO BE HELD ON DECEMBER 15, 2006

Please date, sign and mail your proxy card in the

envelope provided as soon as possible.

¯Please detach along perforated line and mail in the envelope provided.¯

Know all Men by These Presents, that the undersigned stockholder of CallWave, Inc., constitutes and appoints David F. Hofstatter and Mark Stubbs, or either of them, the attorneys and proxies of the undersigned with full power of substitution to vote for and in the name, place, and stead of the undersigned at the Annual Meeting of the Stockholders of CallWave, Inc., to be held at the Company’s headquarters, located at 136 W. Canon Perdido Street, Santa Barbara, California 93101, on December 15, 2006, at 11:00 a.m., Pacific Standard Time, and at any adjournment thereof, upon the following matters (which are more fully explained in the accompanying Proxy Statement):

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND A VOTE FOR PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.  ☒

1.	Election of Directors	David S. Trandal Osmo A. Hautanen	☐ Vote FOR all nominees		☐ Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any individual nominee, write the name of the nominee in the box provided to the right.)

2.	To ratify the selection of Mayer Hoffman McCann P.C. as Corporation’s independent auditors for the fiscal year ending June 30, 2007		☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	To amend the Certificate of Incorporation to eliminate provisions requiring the classification of the board of directors and the removal of directors only for cause and to change the terms of existing directors accordingly.		☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐	Indicate changes below:	Date

Please sign exactly as name appears on this card. If stock is held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.